Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "ATLAS RESOURCES PUBLIC #19-2010(B) L.P.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 2009, AT 11:45 O'CLOCK A.M.

4766282 8100

091111374


SECRETARY'S OFFICE
DELAWARE

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7706870

DATE: 12-17-09

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 12/17/2009
FILED 11:45 AM 12/17/2009
SRV 091111374 - 4766282 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is

  ATLAS RESOURCES PUBLIC #19-2010(B) L.P.
- **Second:** The address of its registered office in the State of Delaware is

  110 S. POPLAR STREET, SUITE 101 in the city of

  WILMINGTON, DELAWARE 19801

  The name of the Registered Agent at such address is **ANDREW M. LUBIN**
- **Third:** The name and mailing address of each general partner is as follows:

  ATLAS RESOURCES, LLC

  MANAGING GENERAL PARTNER

  WESTPOINT CORPORATE CENTER ONE

  1550 CORAOPOLIS HEIGHTS ROAD, SUITE 300

  MOON TOWNSHIP, PA 15108
- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of December 15, 2009.

By: Atlas Resources, LLC
General Partner

[signature]

Karen A. Black, Vice President – Partnership Administration